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                                                                  EXHIBIT 10.19

                 LICENSE AND JOINT DEVELOPMENT AGREEMENT BETWEEN
                            NIMCO, ALTEA AND SPECTRX


         This License and Joint Development Agreement is made as of the 1st day of March, 1996 (Effective Date), by and between SpectRx, Inc. ("SRX"), a Delaware corporation having its principal offices at 6025A Unity Drive, Norcross, Georgia and both Non-Invasive-Monitoring Company, Inc. ("NIMCO") and Altea Technologies, Inc. ("ALTEA"), both Delaware corporations having their principal place of business at 2844 Jasmine Court, Atlanta, Georgia 30345 (each a "Party," collectively "the Parties").

         WHEREAS, NIMCO and ALTEA are the owners of certain TECHNOLOGY (as defined hereinafter) and SRX and Altea are jointly the owners of certain TECHNOLOGY.

         WHEREAS, TECHNOLOGY is useful in MONITORING TECHNOLOGY (as defined hereinafter) and is also useful in DELIVERY TECHNOLOGY (as defined hereinafter).

         WHEREAS, MONITORING TECHNOLOGY and DELIVERY TECHNOLOGY are specifically embodied and claimed in one or more of the LICENSED PATENTS (as defined hereinafter), EXISTING JOINT TECHNOLOGY PATENTS (as defined hereinafter), and in associated supporting proprietary confidential information and know-how.

         WHEREAS, NIMCO, ALTEA and SRX wish to enter into a License and Joint Development Agreement ("AGREEMENT") whereby SRX will receive exclusive rights to any MONITORING TECHNOLOGY and ALTEA will receive and/or retain exclusive rights to DELIVERY TECHNOLOGY.

         WHEREAS, in accordance with JOINT DEVELOPMENT (as defined hereinafter) activities, ALTEA and SRX, may also discover, conceive and during the TERM of this AGREEMENT, have reduced to practice, additional JOINT TECHNOLOGY (as defined hereinafter) which may be applicable to either MONITORING TECHNOLOGY and/or DELIVERY TECHNOLOGY.

         WHEREAS, the Parties from time to time have disagreed as to the interpretation of the Option Agreement dated June 27, 1995 and certain employment agreements relating to TECHNOLOGY, the Parties now wish through this AGREEMENT to resolve these differences.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree to be bound by the following terms and conditions.



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1.       DEFINITIONS

         As used herein:

         1.1 (a) "LICENSE PATENTS" means:

                      (i)  United States Patent No. 5,458,140, issued
October 17, 1995, entitled "Enhancement of Transdermal Monitoring Applications With Ultrasound and Chemical Enhancers" and any reissuances thereof (owned by NIMCO);

                      (ii) Divisional application Serial No. 08/465,874 filed June 6, 1995 and any patent issuances or reissuances thereof (TNW File T1214DIV, owned by NIMCO);

             (b) "EXISTING JOINT TECHNOLOGY PATENTS" means the following patent applications and resulting patents issued therefrom (including foreign filings and issued patents therefrom):

                      (i) United States Patent continuation-in-part application Serial No. 08/520,547 filed August 29, 1995 (TNW File T1214CIP, jointly owned by ALTEA and SRX);

                      (ii) Application relating to optical poration filed in the U.S. Patent Office on October 30, 1995 (TNW File T3491, jointly owned by ALTEA and SRX); and

                      (iii)Application relating to mechanical poration (TNW File T3621, jointly owned by ALTEA and SRX).

         1.2 "AFFILIATE" of a party means an entity of which that party has, directly or indirectly, at least fifty (50) percent ownership of or the power to direct the voting activities of 50% or more of the voting stock of such entity.

         1.3 "AGREEMENT" means this agreement including all Exhibits attached to this Agreement together with any written amendments of any of the foregoing as mutually executed by the applicable Parties.

         1.4 "EFFECTIVE DATE" means March 1, 1996.

         1.5 "ENDUSER" means (a) the first THIRD PARTY purchaser of a product, use, or other application of TECHNOLOGY, other than a SUBCONTRACTOR, in the distribution line who sells such product, use or other application of TECHNOLOGY directly to the retailer, or customer, including the final wholesalers, supply houses, distributors and/or retailers; and (b) a THIRD PARTY customer who is the patient or consumer, if SRX or ALTEA their AFFILIATES or their SUBCONTRACTOR(S), sell such product, use or application of TECHNOLOGY to such patient or consumer without an intermediary wholesaler or retailer.



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For Example: ENDUSERS include wholesalers and supply houses; or
             the patient or the consumer if products, use or applications of TECHNOLOGY are sold directly to such patients, or consumers by SRX or ALTEA; their AFFILIATES, SUBCONTRACTOR(S).

         1.6 (a) "JOINT DEVELOPMENT" means development of JOINT TECHNOLOGY (as defined hereinafter), exclusive of LICENSED PATENTS, resulting from the cooperative efforts of ALTEA and SRX regardless of where conceived or reduced to practice. An outline of the research program for JOINT DEVELOPMENT activities is attached as EXHIBIT A, and shall be mutually updated annually or as otherwise agreed by ALTEA and SRX.

             (b) "JOINT TECHNOLOGY" means all TECHNOLOGY other than LICENSED PATENTS, or United States Patent No. 5,445,611 or reissuance thereof, both

             (i) discovered or conceived by ALTEA and/or SRX until SRX's rights and obligations to MONITORING TECHNOLOGY under this AGREEMENT are no longer in effect, and

             (ii)reduced to practice by SRX or jointly by SRX and ALTEA prior to the EFFECTIVE DATE and hereinafter jointly by SRX and ALTEA pursuant to the cooperative efforts of SRX and ALTEA under the AGREEMENT, or by SRX alone, but only for so long as SRX retains all or part (such part to at least encompass the Western Hemisphere pursuant to Section 2.6(a)) of its rights and obligations to MONITORING TECHNOLOGY; or if conceived by SRX either solely or jointly with ALTEA pursuant to (i) above, and reduced to practice by ALTEA at any time after the EFFECTIVE DATE and during the TERM.

         Such JOINT TECHNOLOGY, which includes EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS, is jointly owned by ALTEA and SRX, subject to the terms and conditions of this AGREEMENT.

             (c) "JOINT DELIVERY TECHNOLOGY" means DELIVERY TECHNOLOGY part of JOINT TECHNOLOGY.

         1.7 "JOINT TECHNOLOGY PATENTS" means all patent applications and issued patents claiming JOINT TECHNOLOGY and shall be jointly owned by ALTEA and SRX subject to the terms and conditions of this AGREEMENT.

         1.8 "MONITORING TECHNOLOGY" means TECHNOLOGY, including JOINT TECHNOLOGY, that is useful in transdermal/intradermal monitoring, detection, sampling, measuring, and/or quantification of substances from within a living organism (ANALYTES) including but not limited to human beings, and is to be used solely for monitoring applications. For clarification, MONITORING TECHNOLOGY does not include technologies (a) developed or acquired by any Party specific to quantitation methodologies, for example biosensor technology, enzyme or immunoassay technologies, optical assay technologies, and the like, or (b) in which no ANALYTES crosses the stratum corneum or mucosal membrane.



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         1.9 (a) "LIQUIDITY EVENT" or "Liquidity Event" shall mean

                 (i) an INITIAL PUBLIC OFFERING of shares or stock of SRX or an AFFILIATE who is carrying out SRX's obligations under this AGREEMENT;

                 (ii) any sale (by means of a sale of assets, merger, consolidation, or otherwise) of SRX or any AFFILIATE who is carrying out SRX's obligations under this AGREEMENT or of all or substantially all of the assets of SRX or any AFFILIATE who is carrying out SRX's obligations under this AGREEMENT in either case to any person who is not an AFFILIATE;

                 (iii) the assignment of SRX's or its AFFILIATES' rights and obligations under this AGREEMENT to a THIRD PARTY or group of THIRD PARTIES acting in concert; or

                 (iv) any transaction or series of transactions pursuant to which or in connection with which the stockholders of SRX (a) sell, transfer or exchange a material portion of the equity securities of SRX, (b) receive any material dividend (special, liquidating or otherwise), distribution or other payment (whether in cash or kind) with respect to their SRX equity securities or (c) otherwise receive a material payment (of cash or other property) or a material amount of the securities (equity or debt, other than securities of an AFFILIATE) of any other persons with respect to their SRX equity securities.

             (b) "INITIAL PUBLIC OFFERING (IPO)" with respect to any person means the closing of the initial underwritten public offering of shares of stock of that person pursuant to an effective registration statements under the Securities Act of 1933, as amended.

             (c) "CONTROLLING INTEREST" with respect to any person, means
(i) the ownership of more than 50% of the common stock or other equity interests of such person, (ii) the ability to elect, appoint or designate a majority of the members of the board of directors or other governing body of such person (including, without limitation, the general partner of such person) or having the power, direct or indirect, to direct or cause the direction of the management and policies of such person by contract or otherwise, or (iii) the ability to acquire the equity interest described in clause (i) or the direction of management and policies described in clause (ii), whether through option, other contract or otherwise.

             (d) "CHANGE IN CONTROL TRANSACTION" means any transaction subsequent to which any THIRD PARTY or group of THIRD PARTIES acting in concert obtains a CONTROLLING INTEREST in SRX.

         1.10 "MAJOR COUNTRY" means any or all of the United States and/or Canada; the European countries of France, Germany, Italy, Spain, and/or the United Kingdom; and/or Japan.

         1.11 "NET REVENUES" means the gross realization by SRX or ALTEA and their AFFILIATES as the case may be from: (i) any revenues, payments including payments for equity or other fees SRX or ALTEA and their AFFILIATES receive from any product, use or application of


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TECHNOLOGY, including all disposable and nondisposable components of such product, from any of their SUBCONTRACTOR(S) (who are not ENDUSERS) in relation to TECHNOLOGY to which they have rights, less, in the same consecutive twelve
(12) month period, (ii) the actual Manufacturing Cost by SRX or ALTEA of such products of TECHNOLOGY so sold or transferred to such SUBCONTRACTOR; or less, in the same consecutive twelve (12) month period, (iii) any consecutive twelve (12) month period actual reasonable research expenses incurred by SRX or ALTEA in carrying out development activities on TECHNOLOGY prior to its COMMERCIALIZATION, with both (ii) and (iii) calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied. Manufacturing Cost includes the cost of tooling, equipment, labor and materials used in manufacture of such products, as well as reasonable manufacturing overhead for such manufacture, such components and costs of Manufacturing Cost are to be reviewed and agreed upon by the Parties at the time of commencement of such commercial manufacture of such product by SRX or ALTEA. For clarification, NET REVENUES includes all payments received by SRX or ALTEA from any SUBCONTRACTOR in relation to TECHNOLOGY.

         1.12 "NET SALES" from a product, use or application of TECHNOLOGY, including all disposable and nondisposable components associated therewith, means the total gross realization for commercial sale or other commercial transfer or application, including lease and related arrangements, to an ENDUSER of such TECHNOLOGY including all disposable and nondisposable components associated therewith, from SRX or ALTEA, or their AFFILIATES or their SUBCONTRACTOR(S), less only: deductions for the following to the extent actually paid, and not reimbursed by the ENDUSER:

              (a) customary trade, quantity, or cash discounts actually allowed and taken;

              (b) any freight or other transportation costs, insurance charges, duties and tariffs separately invoiced and paid;

              (c) returns which are accepted by SRX or ALTEA or their AFFILIATES or their SUBCONTRACTORS from such ENDUSER in accordance with normal practice and for which credit is given to such ENDUSER; and

              (d) sales or use taxes which are required to be paid, when paid.

         Where a product, use or application of TECHNOLOGY, including all disposable and nondisposable components associated therewith, is sold, leased or otherwise commercially transferred as one of a number of items without a separate price, or the consideration shall include any non-cash element or is transferred in any manner other than an invoiced sale. NET SALES shall be calculated for sale, use or application of, for the same units of, TECHNOLOGY, when sold or otherwise commercially transferred with an invoiced sale or lease price at that time in that country.

         1.13 "DELIVERY TECHNOLOGY" means TECHNOLOGY, including JOINT TECHNOLOGY, that is useful in transdermal/intradermal delivery of substances into a living organism (DRUGS, TATTOOS, ETC.) including but not limited to human beings, and is to be used solely for delivery applications.


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         1.14 "TECHNOLOGY" means technology (including uses, applications and products) relating to transdermal/intradermal transport, migration, and/or movement of substances utilizing microporation, ultrasound, chemical and physical enhancers, and heat, including but not limited to optical, mechanical, hydraulic, pneumatic, thermal, chemical, electrical, and/or ultrasound mediated or assisted permeation, poration and/or migration but shall not include technology meeting the terms of this definition which is in the public domain and/or belongs to THIRD PARTIES, now or in the future.

         1.15 "TERM" means the period commencing on the EFFECTIVE DATE and terminating on the earlier of (a) subject to Section 7.1, the date of the last to expire of LICENSED PATENTS or EXISTING JOINT TECHNOLOGY PATENTS in the TERRITORY or, because of JOINT DEVELOPMENT activities, JOINT TECHNOLOGY PATENTS in the TERRITORY, containing a claim not adjudicated invalid by a competent court or administrative body that covers a use, application or product of TECHNOLOGY, or (b) the date of earlier termination pursuant to the AGREEMENT.

         1.16 "TERRITORY" means the entire world.

         1.17 "NIMCO and/or ALTEA" means the relevant Party having ownership rights as defined in Sections 1.1(a), 1.1(b), 1.6(a), 1.6(b) and 1.7.

         1.18 "SUBCONTRACTOR" means a distributor or sublicense of SRX or ALTEA, or any THIRD PARTY that has entered into an agreement with SRX or ALTEA relating to MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY pursuant to which it makes payments to SRX or ALTEA as the context indicates, or an AFFILIATE of any such THIRD PARTY. "SUBCONTRACT" means to grant rights held by the granting Party under the AGREEMENT to a SUBCONTRACTOR.

         1.19 "THIRD PARTY" means a party other than the Parties or their AFFILIATES.

         1.20 "INTEGRATED TESTING" means a clinical test on a human subject wherein the method of harvesting the subject's interstitial fluid "ISF" and assaying the glucose levels may be implemented in its entirety with laboratory based prototype devices which may have physical embodiment substantially different from the production design to be realized later, but which utilize the basic concepts (e.g., microporation, ultrasonic pumping, or whatever basic concepts are employed) and demonstrate the feasibility of these concepts in a clinical testing environment showing the ability to produce an assayable amount of ISF within two minutes, without causing tissue damage greater than grade two on a scale of one to four, wherein grade one is mild erythema and grade four is blistering of the skin.

         1.21 "ALPHA PROTOTYPE" means a prototype system that utilizes the same underlying sample collection technique, sample handling and as much as possible the same glucose assay techniques as anticipated for the production design at the time of fabrication of the ALPHA PROTOTYPE. The glucose assay of the harvested ISF may be performed with any of the wide variety of commercially available or laboratory glucose assay systems. The ALPHA PROTOTYPE must exhibit an output with a repeatability both within a factor of two of these parameters exhibited by at least one of the currently available home glucose monitoring systems when both are tested on aqueous standard solution.


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         1.22 "PROTOTYPE PRODUCTION UNIT" means a system which contains all of the basic functional elements and physical form factors of a manufacturable design, but which has been fabricated without the benefit of production tooling, (e.g. molds, stamping, custom glucose assay disposable components, etc.) The PROTOTYPE PRODUCTION UNIT must have the capability of harvesting the ISF and performing the glucose assay when operated by the test subjects themselves.

         1.23 "COMMERCIALIZATION" to "COMMERCIALIZE" means the first NET SALES and NET SALES thereafter by a Party of a product, use, or application of MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY as the case may be.


2.       GRANT OF LICENSE AND SUBCONTRACT RIGHTS

         2.1 License.

         (a) NIMCO and/or ALTEA hereby grant to SRX the exclusive right and license to use and exploit any MONITORING TECHNOLOGY which NIMCO and/or ALTEA own; to make, have made, use, market, lease and sell products and to practice uses and applications encompassing MONITORING TECHNOLOGY for monitoring applications in the TERRITORY during the TERM. The right and license granted in this Article 2 are subject to the other provisions of this AGREEMENT, including modifications as may be required pursuant to Section 11.1.

         (b) SRX hereby grants to ALTEA the exclusive right and license to use and exploit any JOINT DELIVERY TECHNOLOGY which SRX owns; to make, have made, use, market, lease and sell products and to practice uses and applications encompassing such JOINT DELIVERY TECHNOLOGY for delivery applications in the TERRITORY during the TERM. The right and license granted in this Article 2 are subject to the other provisions of this AGREEMENT.

         2.2 Subcontract Rights. SRX and ALTEA shall be allowed to grant SUBCONTRACT rights under this AGREEMENT, to the extent of their respective rights, subject to: (i) NIMCO and/or ALTEA's consent as to the identity of such SRX SUBCONTRACTOR other than licensees in the European Union, such consent, not to be unreasonably withheld or delayed, (ii) SRX's consent as to the identity of such ALTEA SUBCONTRACTOR (except if such SUBCONTRACTOR is TheraTech Inc., for which no consent by SRX is required) other than licensees in the European Union, such consent, not to be unreasonably withheld or delayed, and (iii) SRX or ALTEA guaranteeing and being liable for the performance of such SUBCONTRACTOR in agreement and compliance with the terms of this AGREEMENT. NIMCO and/or ALTEA may participate in such SUBCONTRACT negotiations in collaboration with SRX, if mutually agreed.



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         2.3 Development Information.

             (a) NIMCO and ALTEA shall provide SRX with, upon the EFFECTIVE
DATE and thereafter, as requested, all information which is reasonably available to NIMCO and/or ALTEA to which it has rights to disclose without obligation to any THIRD PARTY relating to the development of the MONITORING TECHNOLOGY.

             (b) SRX shall provide NIMCO and/or ALTEA with, upon the EFFECTIVE DATE and thereafter, as requested, all information which is reasonably available to SRX to which it has rights to disclose without obligation to any THIRD PARTY relating to the development of the DELIVERY TECHNOLOGY.

         2.4 Future Inventions by SRX and ALTEA.

             (a) Future inventions made by ALTEA on MONITORING TECHNOLOGY during the TERM which ALTEA owns with the right to license as above without any obligations to THIRD PARTIES, will automatically become part of MONITORING TECHNOLOGY but will not be part of JOINT TECHNOLOGY unless reduced to practice jointly by SRX and ALTEA pursuant to the cooperative efforts of SRX and ALTEA under this AGREEMENT.

             (b) Future inventions made by SRX on DELIVERY TECHNOLOGY during the TERM which SRX owns with the right to license as above without any obligations to THIRD PARTIES, will automatically become part of DELIVERY TECHNOLOGY and JOINT TECHNOLOGY.

             (c) For clarification, neither 2.4(a) nor (b) above gives
ALTEA or SRX the right to offer such specified future inventions to THIRD PARTIES. If ALTEA or SRX makes such a future invention in conjunction with a THIRD PARTY concerning MONITORING TECHNOLOGY or DELIVERY TECHNOLOGY, ALTEA or SRX shall ensure in their agreements with such THIRD PARTY that ALTEA or SRX has exclusive rights to such MONITORING TECHNOLOGY or DELIVERY TECHNOLOGY, respectively. ALTEA or SRX shall offer their exclusive rights in such invention to the respective other Party, subject to whatever terms are in place with the THIRD PARTY.

         2.5 Ownership. Subject to this Article 2, Section 11.1, and the other terms of this AGREEMENT the Parties agree that TECHNOLOGY claimed in LICENSED PATENTS is the sole and exclusive property of NIMCO, as specified in Section 1.1(a), that all TECHNOLOGY conceived by ALTEA (and not jointly with SRX) and reduced to practice by other than SRX is the sole and exclusive property of ALTEA and that, subject to Sections 1.6(a), 1.6(b), 1.6(c) and 1.7, all other TECHNOLOGY reduced to practice by SRX, or jointly by SRX and ALTEA, during the TERM shall be JOINT TECHNOLOGY.

         2.6 Diligence.

             (a) (i) NIMCO and/or ALTEA can revoke all of SRX's rights under this AGREEMENT as relates to MONITORING TECHNOLOGY, which thereby will terminate all of SRX's


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obligations, except those of confidentiality pursuant to Article 9 and indemnity pursuant to Article 12, as relates to MONITORING TECHNOLOGY after the date of such revocation of rights, if a product utilizing MONITORING TECHNOLOGY is not yet COMMERCIALIZED in any MAJOR COUNTRY by the later of December 31, 2001 or five years after the date of reduction to practice prior to December 31, 2001 of a Major New Invention of MONITORING TECHNOLOGY (either by SRX and/or ALTEA or a THIRD PARTY from which SRX or ALTEA so acquires rights to such MONITORING TECHNOLOGY, and such Major New Inventions if part of LICENSED PATENTS or EXISTING JOINT TECHNOLOGY PATENTS or improvements thereof), provided that such Major New Invention of MONITORING TECHNOLOGY is required to bring the MONITORING TECHNOLOGY to a stage suitable for COMMERCIALIZATION as agreed by all Parties, such agreement not to be unreasonably withheld.

                           (ii)  In addition, by the later of December 31, 2003,
or five years after the date of reduction to practice prior to December 31, 2003 of a Major New Invention of MONITORING TECHNOLOGY (either by SRX and/or ALTEA or a THIRD PARTY from which SRX or ALTEA so acquires rights to such MONITORING TECHNOLOGY, and such Major New Invention is not part of LICENSED PATENTS or EXISTING JOINT TECHNOLOGY PATENTS or improvements thereof), provided that such Major New Invention of MONITORING TECHNOLOGY is required to bring the MONITORING TECHNOLOGY to a stage suitable for COMMERCIALIZATION as agreed by all Parties, such agreement not to be unreasonably withheld, if SRX or its AFFILIATES or SUBCONTRACTORS fails to COMMERCIALIZE in the United States, and/or at least two MAJOR COUNTRIES in Europe, and/or in Japan, then all rights to MONITORING TECHNOLOGY to the entire region respectively revert, be conveyed, and solely belong to NIMCO and/or ALTEA for the regions of (x) the Western Hemisphere if such country in which sales have not developed is the United States, (y) Asia if such country in which sales have not been developed is Japan, and (z) the Rest Of The World (i.e., the entire world minus the Western Hemisphere and Asia) if such countries in which sales have not developed are two MAJOR COUNTRIES in Europe. If rights to an entire region revert to NIMCO and/or ALTEA, then the minimum royalties henceforward specified in Section 3.5 will be henceforward reduced by 50% if such region is the Western Hemisphere, by 25% if such region is Asia and by 25% if such region is the Rest Of The World.

                  For example:   If SRX loses rights to Asia and the
                                 Western Hemisphere prior to January 1, 1997,
                                 the minimum royalty pursuant to Sections 3.4
                                 and 3.5 for 1997 would be
                                 ______________________.

                           (iii) If, any time greater than two years after first
COMMERCIALIZATION in the United States of MONITORING TECHNOLOGY by SRX, the earned royalties pursuant to Section 3.3(b) payable to SRX to NIMCO and/or ALTEA are less than the minimum payments due on MONITORING TECHNOLOGY pursuant to Sections 3.4 and 3.5, then SRX may either:

                                 (x) pay the full minimum payment pursuant to
Sections 3.4 and 3.5 and maintain its exclusive right and license to MONITORING TECHNOLOGY (subject to the other provisions of this AGREEMENT, including those in Section 2.6(a)(i) and (ii)); or



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



                      pay the earned royalties pursuant to Section 3.3(b) when due, in which case, subject to the other provisions of this AGREEMENT (including those in Sections 2.6(a)(i) and (ii), 7.1 and 10.3), the right and license to MONITORING TECHNOLOGY granted to SRX pursuant to this AGREEMENT, shall immediately become nonexclusive. SRX shall immediately provide copies to NIMCO and/or ALTEA as the case may be of all data, documents, including videos, technical, clinical and regulatory data and documents and submissions and approvals, and allow ALTEA (or NIMCO for LICENSED PATENTS) to cross-reference all regulatory documents, and SRX and its AFFILIATES and SUBCONTRACTORS shall take all other reasonable steps necessary or useful to enable ALTEA (or NIMCO, for LICENSED PATENTS) to carry out the development and/or marketing of products, uses or applications of MONITORING TECHNOLOGY in all countries of the TERRITORY without delay; and SRX (and its AFFILIATES and SUBCONTRACTORS) shall thereafter offer to ALTEA right of first refusal to acquire exclusive rights to such MONITORING TECHNOLOGY in all countries of the TERRITORY on commercially-reasonable terms. For clarification, such right of first refusal means that should SRX (and its AFFILIATES and/or SUBCONTRACTORS) decide to offer any of the remainder of SRX's rights to MONITORING TECHNOLOGY to THIRD PARTIES SRX shall first offer to ALTEA, upon commercially-reasonable terms, the right to obtain exclusively SRX's rights to MONITORING TECHNOLOGY. If SRX and ALTEA have negotiated in good faith but have not reached agreement on basic terms within ninety (90) days of such offer to ALTEA, then SRX shall be free to SUBLICENSE (pursuant to this AGREEMENT) its rights in MONITORING TECHNOLOGY to a THIRD PARTY, provided that if the terms offered to such THIRD PARTY are more favorable than those offered to ALTEA, the SRX shall re-offer such rights to ALTEA on the new more favorable terms pursuant to this Section 2.6(a)(iii).

                  (b) If ALTEA is not actively developing or having developed JOINT DELIVERY TECHNOLOGY by June 30, 2003, SRX shall notify ALTEA if SRX desires to develop and COMMERCIALIZE such JOINT DELIVERY TECHNOLOGY itself. If SRX so notifies ALTEA, if ALTEA does not then commence development of such DELIVERY TECHNOLOGY by December 31, 2003, then ALTEA shall grant an exclusive license to SRX for all of ALTEA's rights and obligations to JOINT DELIVERY TECHNOLOGY under this AGREEMENT and 2.6(c) applies.

                  For clarification, "actively developing JOINT DELIVERY TECHNOLOGY" is achieved by ALTEA's SUBCONTRACTING of such rights with such SUBCONTRACTOR carrying out such development, or other research collaboration with a THIRD PARTY concerning such technology, or by ALTEA'S own work as documented by its notebooks and other research documents.

                  (c) If SRX so acquires rights to JOINT DELIVERY TECHNOLOGY pursuant to 2.6(b) above, then:

                      (i) All rights and obligations under this AGREEMENT, any uses, applications or products of JOINT DELIVERY TECHNOLOGY thereto made jointly by ALTEA and SRX, shall be conveyed exclusively to SRX and may be exploited by SRX as its unencumbered beneficially owned property. ALTEA shall immediately transfer to SRX ownership of, and where possible possession of all data, documents, including videos, technical, clinical and regulatory data and documents, relating to

JOINT DELIVERY TECHNOLOGY, and where possession is not possible, allow SRX to cross-reference and make copies of all such data and documents including laboratory notebooks.

                  (ii) SRX shall pay royalties to ALTEA on JOINT DELIVERY TECHNOLOGY pursuant to Section 3.3(a).

                  (iii) SRX shall pay additional minimum payments to ALTEA, in accordance with 50% of the schedule shown in Section 3.5, except that the amount shown for 1996 shall be payable quarterly pursuant to Section 3.5 but commencing in 2004; for 1997 commencing in 2005; for 1998 commencing in 2006; and so forth with the amount shown for 2002 commencing in 2010 and each calendar year thereafter for the TERM.

                  (iv) If SRX does not actively develop JOINT DELIVERY TECHNOLOGY or fails to make the minimum payments pursuant to Section 2.6(c)(iii) at any time after acquiring rights pursuant to Section 2.6(b) above, then from thenceforth ALTEA shall notify SRX if ALTEA desires to develop and commercialize such JOINT DELIVERY TECHNOLOGY. If SRX does not then commence or continue active development of such JOINT DELIVERY TECHNOLOGY (defined in a reciprocal manner as for ALTEA in 2.6(b), last sentence), within 6 months then SRX shall so convey all such rights and obligations under this AGREEMENT, uses, applications, or products, data and documents of JOINT DELIVERY TECHNOLOGY, to ALTEA in a reciprocal manner as specified in Section 2.6(c)(i).

         2.7 The Parties agree that if a "closed loop" insulin delivery/glucose monitoring system utilizing MONITORING TECHNOLOGY and JOINT DELIVERY TECHNOLOGY (or DELIVERY TECHNOLOGY if ALTEA owns with the right to license, without obligation to THIRD PARTIES, such DELIVERY TECHNOLOGY outside of JOINT DELIVERY TECHNOLOGY) becomes technically feasible, within five (5) years of the EFFECTIVE DATE, SRX and ALTEA agree to work together to develop/COMMERCIALIZE such a system, with terms of such development/COMMERCIALIZATION to be mutually agreed upon and commercially reasonable to all Parties. SRX and ALTEA shall include provisions in agreements with SUBCONTRACTOR(S) reserving and/or specifying such joint rights for a "closed loop" insulin delivery/glucose monitoring system so utilizing MONITORING TECHNOLOGY and JOINT DELIVERY TECHNOLOGY.


3.       Royalties, Payments and Reimbursement.

         3.1 Lump Sum Payments and Stock. In partial consideration of the right and licenses granted in this AGREEMENT and regardless of any obligation to pay royalties or early termination, except as otherwise provided for in Section 10.7 as applied to (c) below, SRX shall pay to ALTEA.

             (a) the sum of ______________________________ due within seven
(7) days after the EFFECTIVE DATE of this AGREEMENT;

             (b) the sum of ______________________________ due within
ninety (90) days after the EFFECTIVE DATE of this AGREEMENT; and

             (c) the sum of ______________________________ due within 180 days after the EFFECTIVE DATE of this AGREEMENT; provided, however, if SRX so terminates this AGREEMENT pursuant to Section 10.7, the _________ fee pursuant to this Section 3.1(c) shall not be due.

         In partial consideration of the right and license granted in this AGREEMENT and regardless of any obligation to pay royalties or early termination, SRX has already paid to NIMCO in 1995 the sum of $5,000.00, and SRX shall sell to ALTEA _________________ of SRX common stock at the par value of ___________ per share, for a total cost of ___________ with the fair market value last determined as ___________ per share, within seven (7) days after the EFFECTIVE DATE. If SRX so terminates this AGREEMENT pursuant to Section 10.7 within four months after the EFFECTIVE DATE, upon such termination (i) SRX may buy back the 100,000 shares granted to ALTEA above, at the cost of _____________, and (ii) ALTEA shall additionally pay to SRX the remainder of
__________ minus the tax liability incurred from the initial acquisition by ALTEA of the __________ shares of SRX stock.

         3.2 Timing and Duration of Royalty Payments. Earned royalties shall be paid in United States dollars quarterly, within forty-five (45) days after each calendar quarter ending March 31, June 30, September 30, and December 31 of each year during the TERM.

             (a) Royalties shall be paid by SRX to NIMCO if they result from the use by SRX (or its AFFILIATES, or SUBCONTRACTORS) of MONITORING TECHNOLOGY owned by NIMCO, and to ALTEA if they result from the use by SRX of MONITORING TECHNOLOGY (including MONITORING TECHNOLOGY of JOINT TECHNOLOGY) owned by ALTEA or by ALTEA and SRX. In the case both NIMCO and/or ALTEA own patents form which such royalties are derived, the Parties shall agree at the time of regulatory submission of products, the appropriate division of such royalty payments between NIMCO and ALTEA, in accordance with the use, protection, and exclusively provided by their respective patents.

             (b) Royalties shall be paid by ALTEA to SRX if they result from the use of JOINT DELIVERY TECHNOLOGY by ALTEA (or its AFFILIATES or SUBCONTRACTORS) pursuant to Section 3.7(c).

             (c) (i) If earned royalties from SRX for a calendar quarter on MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY are in excess of the minimum payment due for that quarter on that TECHNOLOGY by SRX to ALTEA, the earned royalty payment shall be paid in full and no minimum payment pursuant to Sections 3.4 and 3.5 shall be due for that quarter subject to (iii) below, or

                 (ii) if earned royalties from SRX for a calendar quarter on MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY are less than the minimum payment due for that quarter on that TECHNOLOGY by SRX to ALTEA, then the minimum payment shall be paid in full for that quarter pursuant to Sections
3.4 and 3.5 subject to (iii) below, and

                  (iii) notwithstanding (i) and (ii) above, the application of minimum payments for MONITORING TECHNOLOGY or JOINT DELIVERY
TECHNOLOGY towards earned royalties for that TECHNOLOGY for each calendar quarter shall be reconciled not only for that quarter but also for the preceding calendar quarters (Q) in that same calendar year. By way of example, for 1997 for MONITORING TECHNOLOGY COMMERCIALIZED by SRX, assuming the earned royalties shown:

         3.3      Calculation of Royalty Payment.

                  (a) SRX shall pay a royalty on MONITORING TECHNOLOGY prior to its COMMERCIALIZATION, and on JOINT DELIVERY TECHNOLOGY (pursuant to Section 2.6(c)(ii) to NIMCO and/or ALTEA as shown below, and ALTEA shall pay a royalty to SRX on JOINT DELIVERY TECHNOLOGY pursuant to Section 3.7(c).

         For a particular calendar quarter, the royalty payment due pursuant to
Section 3.2 shall be the greater of:

                  (i) ___________________ of the NET SALES during such quarter; or

                  (ii) ___________________ of the NET REVENUES during such quarter.

         In no event shall a royalty be paid on both (i) and (ii) for the same transaction, although in any quarter a combination of (i) and (ii) may apply for different transactions.

                  (b) SRX shall pay a royalty to NIMCO and/or ALTEA on MONITORING TECHNOLOGY after its COMMERCIALIZATION as shown below:

         For a particular calendar quarter, the royalty payment due pursuant to
Section 3.2 shall be the greater of:

                  (i) ___________________ of the NET SALES during such quarter; or

                  (ii) ___________________ of the NET REVENUES during such quarter.

         In no event shall a royalty be paid on both (i) and (ii) for the same transaction, although in any quarter a combination of (i) and (ii) may apply for different transactions.

         3.4 Minimum Payments. Commencing on January 1, 1996, and subject to the provisions of Sections 2.6(a), 3.8, 10.3, and 10.4(c), SRX shall be obligated to make minimum payments to ALTEA for MONITORING TECHNOLOGY during the TERM and for so long as SRX has rights to MONITORING TECHNOLOGY. If SRX acquires rights to JOINT DELIVERY TECHNOLOGY pursuant to Section 2.6(b), SRX shall pay additional minimum payments to ALTEA for such JOINT DELIVERY TECHNOLOGY pursuant to Section 2.6(c)(iii). Minimum payments for each calendar year are fully earned when due and are non-refundable and shall only be applied to earned royalties for such TECHNOLOGY for the calendar year for which such minimum payments are due.

         3.5 Calculation of Minimum Payments. Subject to the other terms of this AGREEMENT including Section 3.4, except as noted below for calendar year 1996, SRX shall pay minimum payments to ALTEA forty-five (45) days following March 31st, June 30th, September 30th and December 31st of each calendar year during the TERM according to the following schedule, with each quarterly payment equal to one fourth of the amount shown below for that calendar year, such amounts to be adjusted annually from January 1, 1997 for the increase in the United States Consumer Price Index (CPI) from January 1, 1996, for so long as this AGREEMENT is in effect. Further, under all conditions, if SRX has been released from its obligation to pay royalties on MONITORING TECHNOLOGY to ALTEA under this AGREEMENT pursuant to Section 3.8, then no minimum payments on MONITORING TECHNOLOGY shall be due.

         3.6 No Multiple Royalties. No multiple royalties shall be payable because any product covered by TECHNOLOGY is covered by more than one patent within the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS.

         3.7 Delivery Technology/License to ALTEA.

             (a) The Parties agree that ALTEA owns all rights in DELIVERY TECHNOLOGY other than JOINT DELIVERY TECHNOLOGY.

             (b) SRX agrees to work with ALTEA on certain aspects of JOINT DELIVERY TECHNOLOGY as mutually agreed.

             (c) For so long as ALTEA has rights to JOINT TECHNOLOGY, ALTEA shall pay to SRX a royalty on JOINT DELIVERY TECHNOLOGY in the TERRITORY during the TERM claimed in EXISTING JOINT TECHNOLOGY PATENTS and/or JOINT TECHNOLOGY PATENTS for as long as there is an EXISTING JOINT TECHNOLOGY PATENT or JOINT TECHNOLOGY PATENT containing a claim not adjudicated invalid by a competent court or administrative body claiming such JOINT DELIVERY TECHNOLOGY in the TERRITORY with the provision that the royalty payable from ALTEA to SRX shall be calculated at a rate which is equal to 50% of the royalty rate payable to NIMCO and/or ALTEA by SRX as shown in Section 3.3(a) herein, and paid by ALTEA in accordance with Section 3.2.

         3.8 Sales of Licensed Technology.

             (a) For so long as SRX has an obligation to pay royalties or minimum payments to NIMCO and/or ALTEA on MONITORING TECHNOLOGY, NIMCO and/or ALTEA may sell their entire right to and interest in MONITORING TECHNOLOGY at the sole discretion of ALTEA, to SRX, upon the occurrence of a LIQUIDITY EVENT, and SRX, shall buy such rights and interest upon ALTEA's notification and SRX's receipt of the Response Notice (as described in Section 3.8(b) below). Upon the occurrence of such LIQUIDITY EVENT and pursuant to ALTEA's notice and SRX's receipt of the Response Notice as described in Section 3.8(b) below, NIMCO and/or ALTEA shall, in exchange for the consideration described in Section 3.8 below:

4.       Improvements in Licensed Technology.

         4.1 Notification/Licensing of Improvements.

             (a) ALTEA and SRX shall promptly inform the other Party of any improvements to the MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY as the case may be, pursuant to Section 2.4.

             (b) All TECHNOLOGY which, according to Section 1.6(a), (b) and
(c), is considered JOINT TECHNOLOGY, shall be communicated by the discovering or conceiving Party, to the other Party, as promptly as possible following such discovery or conception.


5.       Records.

         5.1 Records of Sales. SRX and NIMCO and/or ALTEA shall at all times during the TERM and for a period of two (2) years after termination of this AGREEMENT keep at its principal place of business true and accurate records of all sales or other commercial applications or transfers subject to Article 3.0 of this AGREEMENT in such form and manner that all payments owed hereunder to SRX or NIMCO or ALTEA may be readily and accurately determined.

         5.2 Inspection by NIMCO and/or ALTEA. Once annually, an independent accountant or auditor chosen by NIMCO and/or ALTEA shall have the right, at NIMCO and/or ALTEA's expense, during normal business hours and after providing at least five business days' notice, during the TERM and for two (2) years thereafter, to examine those records of SRX which may reasonably be needed for the purpose of verifying the amounts owed to NIMCO and/or ALTEA under this AGREEMENT, or the amount of SRX investment "X" pursuant to Section 10.4(b), and the accuracy of the reports furnished by SRX under Section 6 of this AGREEMENT and such independent accountant or auditor shall maintain the confidentiality of all confidential information obtained by it from examination of SRX's records and shall use such information only for the purposes of this AGREEMENT. If the results of such inspection show that SRX had underpaid NIMCO and/or ALTEA by 25% in any year, then costs of such inspection shall be paid for by SRX, and SRX shall pay such outstanding balance owed to NIMCO and/or ALTEA including interest determined pursuant to Section 6.2

         5.3 Inspection by SRX. Once annually, an independent accountant or auditor chosen by SRX shall have the right, at SRX's expense, during normal business hours and after providing at least five business days' notice, during the TERM, and for two (2) years thereafter, to examine those records of ALTEA which may reasonably be needed for the purpose of verifying the amounts owed to SRX under this AGREEMENT and the accuracy of the reports furnished by ALTEA under Section 6 of this AGREEMENT and such independent accountant or auditor shall maintain the confidentiality of all confidential information obtained by it from examination of ALTEA's records and shall use such information only for the purposes of this AGREEMENT. If the results of such inspection show that ALTEA had underpaid SRX by 25% in any year, then costs of such inspection shall be paid for by

ALTEA, and ALTEA shall pay such outstanding balance owed to SRX including interest determined pursuant to Section 6.2.


6.       Reports and Payments.

         6.1 Quarterly Reports SRX. When making each payment pursuant to Sections 3.2 and 3.3, SRX shall prepare and deliver to NIMCO and/or ALTEA a true and accurate report, giving such particulars of the business conducted by SRX, its AFFILIATES, and its SUBCONTRACTOR(S) during the preceding calendar quarter as is required to calculate the payment and royalties due ALTEA (and NIMCO, if royalties are so paid to NIMCO) hereunder. If no payment is due for a particular calendar quarter, SRX shall so report.

         6.2 Interest. SRX and ALTEA shall pay interest compounded monthly on any amounts overdue under this AGREEMENT at a rate of two percent (2%) above the United States Dollar ("$" or "USD") prime or equivalent rate quoted by Citibank N.A. or another mutually acceptable United States bank, as in effect during the period from the date due until payment.

         6.3 Exchange Rate. All payments provided in this AGREEMENT shall be made in USD and based on the exchange rate for the last business day of the calendar month in which such sales occurred, as calculated using the midpoint of the rates quoted by the Wall Street Journal, or the rate quoted by Citibank N.A. or another mutually acceptable United States bank in the absence of a quotation by the Wall Street Journal.

         6.4 Quarterly Reports ALTEA. When making each payment pursuant to
Section 3.7(c), ALTEA shall prepare and deliver to SRX a true and accurate report, giving such particulars of the business conducted by ALTEA, its AFFILIATES, and its SUBCONTRACTOR(S) during the preceding calendar quarter as is required to calculate the payment and royalties due SRX hereunder and if no payment is due for a particular calendar quarter, ALTEA shall so report.

         6.5 (a) As long as SRX has rights to MONITORING TECHNOLOGY and as long as the sale of MONITORING TECHNOLOGY pursuant to Section 3.8 has not occurred, SRX shall pay, within 30 days of date of invoice and as agreed upon by SRX in advance for any single expense in excess of $100 (such amount to be adjusted annually for increase in the CPI), all reasonable out-of-pocket expenses incurred by NIMCO and ALTEA in performing activities relating to MONITORING TECHNOLOGY pursuant to this AGREEMENT, and

             (b) SRX shall also pay to employees of NIMCO and ALTEA, if not simultaneously employed at SRX, a consulting fee of $150/hour for services if mutually agreed pursuant to Section 2.2 or as otherwise mutually agreed. Such fees shall be adjusted annually from January 1, 1997, for the increase in the United States CPI.

         6.6 All payments under this AGREEMENT are non-refundable and are payable in USD when due. So long as all Parties are United States corporations, there shall be no withholdings from payments under this AGREEMENT. Prior to any Party assigning its rights to any non-United States entity, the Parties shall agree on how foreign withholding taxes shall be handled, such consent not to be unreasonably withheld or delayed.


7.       Patent Maintenance.

         7.1 Responsibility. For so long as SRX has an obligation to pay royalties or minimum payments to NIMCO and/or ALTEA on MONITORING TECHNOLOGY, SRX shall be responsible for the payment of all fees, costs, and expenses paid or incurred connected with the payment of any issuance fees, maintenance fees or annuities to maintain the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS and for filing and prosecuting all such patent applications in all countries of the TERRITORY to which SRX wishes to maintain its rights hereunder relating to MONITORING TECHNOLOGY, inclusive of JOINT TECHNOLOGY, during the TERM. EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS shall be jointly assigned to ALTEA and SRX pursuant to ownership specified in Section 1.7. NIMCO and/or ALTEA shall cooperate (and cause their officers, directors, employees, and agents to cooperate) as reasonably requested by SRX in any such filings and prosecutions, such cooperation to include executing without additional compensation (other than actual reasonable expenses which shall be paid by SRX) all papers and other instruments deemed appropriate by SRX for such filings and prosecutions. Except if NIMCO and/or ALTEA has sold their entire rights to and interest in MONITORING TECHNOLOGY to SRX pursuant to Section 3.8, if SRX, in its sole discretion, elects not to file a patent application or not to continue prosecuting a patent application or not to maintain a patent relating to MONITORING TECHNOLOGY, including JOINT TECHNOLOGY, in a particular country, it shall so immediately notify NIMCO and/or ALTEA, and NIMCO and/or ALTEA shall have the right, at its sole expense, to file or continue prosecuting and to maintain such application and all rights to any patent issuing from such application as well as MONITORING TECHNOLOGY, including JOINT TECHNOLOGY, claimed in such patent shall revert, be conveyed, and belong solely to NIMCO and/or ALTEA depending on the original ownership of such invention pursuant to Sections 1.1(a) and (b), 1.6(a), (b) and
(c), and 1.7; any such valid patent shall no longer be licensed hereunder and shall not apply to extending the TERM pursuant to Section 1.15, nor shall SRX be obligated to pay royalties to ALTEA on such patent claiming MONITORING TECHNOLOGY, nor shall ALTEA be obligated to pay royalties to SRX on any such patent claiming JOINT DELIVERY TECHNOLOGY.

         7.2 Delivery Technology Patents.

             (a) (i) Provided that EXISTING JOINT TECHNOLOGY PATENTS or
JOINT TECHNOLOGY PATENTS claiming MONITORING TECHNOLOGY to which SRX has rights can also claim DELIVERY TECHNOLOGY, SRX shall be responsible for the protection of JOINT DELIVERY TECHNOLOGY to the same extent as in Section 7.1 for MONITORING TECHNOLOGY. However, if NIMCO and/or ALTEA has sold its entire right and interest in MONITORING TECHNOLOGY pursuant to Section 3.8, then SRX shall still have the obligations pursuant to Sections 7.1 and 7.2 for those EXISTING JOINT TECHNOLOGY PATENTS and JOINT

TECHNOLOGY PATENTS that claim or can claim MONITORING TECHNOLOGY and JOINT DELIVERY TECHNOLOGY.

                 (ii) After ALTEA has entered into a SUBCONTRACT agreement on JOINT DELIVERY TECHNOLOGY, then ALTEA (or its SUBCONTRACTOR) shall be responsible for (including the costs thereof) the patent filings, prosecution, and maintenance as relates to JOINT DELIVERY TECHNOLOGY, and SRX and ALTEA shall cooperate on a filing strategy for MONITORING TECHNOLOGY and JOINT DELIVERY TECHNOLOGY, respectively.

                 (iii) In the event that any EXISTING JOINT TECHNOLOGY
PATENTS and/or JOINT TECHNOLOGY PATENTS claim only JOINT DELIVERY TECHNOLOGY, such EXISTING JOINT TECHNOLOGY PATENTS and/or JOINT TECHNOLOGY PATENTS shall be, subject to the terms and conditions of this AGREEMENT, the sole property of ALTEA who shall assume the full responsibility of prosecuting and protecting such EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS at its sole expense (unless SRX has rights to JOINT DELIVERY TECHNOLOGY pursuant to Section 2.6(b), in which case SRX shall assume such responsibility and expense).

             (b) Notwithstanding the above, SRX shall be responsible for the payment of all fees, costs and expenses paid or incurred connected with the filing, prosecution, issuance, and maintenance of JOINT TECHNOLOGY PATENTS claiming JOINT DELIVERY TECHNOLOGY and not MONITORING TECHNOLOGY, through the earlier of (i) December 31, 1996, or (ii) ALTEA entering into a SUBCONTRACT agreement covering JOINT DELIVERY TECHNOLOGY. ALTEA shall reimburse SRX for such fees paid by SRX by paying an additional royalty upon commercialization of such JOINT DELIVERY TECHNOLOGY pursuant to Section 3.7(c), such additional royalty to be equal to that specified in Section 3.7(c), until the fees paid by SRX on ALTEA's behalf for such patent filings claiming JOINT DELIVERY TECHNOLOGY and not MONITORING TECHNOLOGY, are fully reimbursed; unless ALTEA enters into a SUBCONTRACT agreement relating to JOINT DELIVERY TECHNOLOGY; in which case ALTEA shall reimburse SRX for SRX's actual expenses paid on ALTEA's behalf pursuant to this sentence, within sixty (60) days after entering into such SUBCONTRACT agreement.

         7.3 NIMCO and/or ALTEA shall determine which patent counsel to employ in the filing and prosecution and maintenance of patents relating only to JOINT DELIVERY TECHNOLOGY, and for as long as SRX has rights to MONITORING TECHNOLOGY SRX shall determine which patent counsel to employ in the filing, prosecution and maintenance of patents relating only to MONITORING TECHNOLOGY, except as modified pursuant to Section 7.1. ALTEA and SRX shall agree upon which patent counsel to employ in the filing, prosecution and maintenance of LICENSED PATENTS, as well as JOINT TECHNOLOGY PATENTS claiming both JOINT DELIVERY and MONITORING TECHNOLOGY in the TERRITORY for as long as SRX has rights to MONITORING TECHNOLOGY; otherwise ALTEA shall solely determine the patent counsel.

8.       Patent Infringement.

         8.1 Notice of Infringement.

             (a) SRX shall take all commercially reasonable steps to protect the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS in all parts of the TERRITORY in which a patent application or patent is present or patent application can be filed concerning MONITORING TECHNOLOGY to which SRX has rights, and each of NIMCO, ALTEA and SRX shall give prompt notice to the other Parties of any infringement or threatened or suspected infringement thereof that shall at any time come to its knowledge together with such detailed information as shall from time to time be available to such Party relating to such infringement or threatened or suspected infringement.

             (b) SRX shall give ALTEA prompt notice of any infringement or suspected infringement of JOINT DELIVERY TECHNOLOGY of which SRX becomes aware.

         8.2 Defense. In the event that a declaratory judgment action, cancellation, opposition or similar proceeding alleging invalidity, unenforceability or noninfringement of any of the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS claiming MONITORING TECHNOLOGY shall be brought by a THIRD PARTY against NIMCO and/or ALTEA, and/or SRX, as long as SRX has rights to MONITORING TECHNOLOGY, SRX shall have the right to defend and/or settle such action or proceeding as it relates to the issues of noninfringement. Without NIMCO's and/or ALTEA's knowledge and written consent, SRX may not settle issues of unenforceability or invalidity of such LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS in any manner. Subject to Article 12, if SRX determines at any time that it does not desire to defend and/or settle (or continue to defend and/or settle) such action, SRX shall promptly so advise NIMCO and/or ALTEA, and NIMCO and/or ALTEA shall then have the right to defend and/or settle (or continue to defend and/or settle) such action at NIMCO and/or ALTEA's expense and SRX shall, without cost or delay, provide NIMCO and/or ALTEA with all unprivileged information, data, documents, and pleadings it has in its possession to enable NIMCO and/or ALTEA to defend (or continue to defend) such action. Any privileged information, such as attorney work product, attorney client communications, legal assessments, opinions or the like which has been, or can be, asserted by SRX shall also be provided to NIMCO and/or ALTEA to the extent that such information will not, in the opinion of counsel for SRX, be detrimental to SRX if the privilege is lost or which can be passed from counsel for SRX to counsel for NIMCO and/or ALTEA under a confidential disclosure agreement, protective order, or other relationship which would not destroy such privilege. NIMCO and/or ALTEA shall not be liable to SRX for any costs incurred by SRX prior to SRX advising NIMCO and/or ALTEA of its decision not to defend (or continue to defend) such action. However, such action by NIMCO and/or ALTEA shall not relieve SRX of its obligations pursuant to Articles 3 and 12, including defending and indemnifying NIMCO and/or ALTEA relating to claims relating to ownership or inventorship of patents, except, however, that SRX shall not be liable for any costs of NIMCO and/or ALTEA's in defending the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS pursuant to this Section 8.2. Any action referenced above pertaining solely to JOINT DELIVERY TECHNOLOGY shall be the sole responsibility of ALTEA (unless SRX has acquired right to JOINT DELIVERY TECHNOLOGY, in which case SRX shall be solely responsible), and SRX agrees to cooperate with ALTEA in its defense of such pursuant to Section 8.4

         8.3 Infringement Suits.

                  (a) (i) SRX shall be responsible for instituting legal action, at its sole expense, against infringers of MONITORING TECHNOLOGY to which SRX has rights claimed in the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS, if it is of the opinion that such infringement will seriously affect its business. The decision to institute or settle legal action will be solely that of SRX. If NIMCO and/or ALTEA disagrees with SRX's decision not to institute legal action against infringers, NIMCO and/or ALTEA shall have the option to institute legal action for patent infringement at its own expense. If SRX chooses to institute legal action against infringers, all damages, including attorneys' fees obtained as a result of such action, shall be retained by SRX. If NIMCO and/or ALTEA chooses pursuant to this paragraph to so institute legal action against infringers, all damages, including attorney fees obtained as a result of such legal action, shall be retained by NIMCO and/or ALTEA, respectively. SRX shall not be liable for any loss suffered by NIMCO and/or ALTEA as a result of NIMCO's and/or ALTEA's legal action against an infringer.

                      (ii) ALTEA shall be responsible for instituting legal action, at its sole expense, against all infringers of JOINT DELIVERY TECHNOLOGY to which ALTEA has rights claimed in the EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS, if its is of the opinion that such infringement will seriously affect its business. The decision to institute or settle legal action will be solely that of ALTEA. IF SRX disagrees with ALTEA's decision not to institute legal action against infringers, SRX shall have the option to institute legal action for patent infringement at its own expense. If ALTEA chooses to institute legal action against infringers, all damages, including attorneys' fees obtained as a result of such action, shall be retained by ALTEA. If SRX chooses pursuant to this paragraph to so institute legal action against infringers, all damages, including attorney fees obtained as a result of such legal action, shall be retained by SRX. ALTEA shall not be liable for any loss suffered by SRX as a result of SRX's legal action against an infringer.

                  (b) (i) If any THIRD PARTY accuser institutes action against SRX, NIMCO or ALTEA alleging that the use of MONITORING TECHNOLOGY to which SRX has rights is an infringement of THIRD PARTY technology or patents, SRX shall be responsible at its sole expense for defending itself, and defending and indemnifying NIMCO and ALTEA against such actions. If SRX shall be liable for obtaining a license under such THIRD PARTY patents and/or making payments to such THIRD PARTIES, SRX shall be solely responsible for any payments due to such THIRD PARTIES. SRX shall consult with NIMCO and/or ALTEA in any such defense and settlement, and shall reach a settlement that is reasonably agreeable to all Parties, such agreement not to be unreasonably withheld.

                      (ii) If any THIRD PARTY accuser institutes action against ALTEA or SRX alleging that the use of JOINT DELIVERY TECHNOLOGY to which ALTEA has rights is an infringement of THIRD PARTY technology or patents, ALTEA shall be responsible, at its sole expense, for defending itself and SRX against such actions. If ALTEA shall be liable for obtaining a license under such THIRD PARTY patents and/or making payments to such THIRD PARTIES, ALTEA shall be solely responsible for any payments due to such THIRD PARTIES. ALTEA shall consult with SRX in any such defense and settlement, and shall reach a settlement that is reasonably agreeable to all Parties, such agreement not to be unreasonably withheld.

         8.4 Cooperation. In any suit, either Party may commence or defend against a THIRD PARTY pursuant to its rights under this AGREEMENT in order to enforce or defend the validity or enforceability of the LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS or JOINT TECHNOLOGY PATENTS, the other Party shall, at the request and expense of the Party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available without delay relevant records, papers, information, samples, specimens and the like.


9.       Confidentiality.

         9.1 Confidentiality Nondisclosure. During the TERM and for seven (7) years thereafter without regard to the means of termination or expiration, neither SRX, NIMCO, nor ALTEA, nor any of their respective AFFILIATES shall reveal or disclose to THIRD PARTIES any confidential information received from the other Party under this AGREEMENT or under prior agreements without first obtaining the written consent of the other Party, except (i) as may be required for securing regulatory approval, subject to seeking confidential treatment where available; (ii) as may be required to be disclosed to an agency or as otherwise required by law, or court order, subject to seeking confidential treatment where available. This confidentiality obligation shall not (a) apply to such information which is or becomes a matter of public knowledge other than through breach of this AGREEMENT; (b) is already in the possession of the receiving Party; (c) is disclosed non-confidentiality to the receiving Party by a THIRD PARTY having the right to do so, (d) is subsequently and independently developed by employees of the receiving Party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

         9.2 Scope of Confidentiality. SRX, NIMCO, and ALTEA agree to limit the disclosure of any technical data and information or other confidential information received hereunder to such employees and consultants as are reasonably necessary to carry out the provisions of this AGREEMENT and such employees and consultants are likewise bound by the provisions of this Section
9.0. In addition any Party may disclose confidential information related to TECHNOLOGY to which they have rights to THIRD PARTIES under conditions at least as stringent as those in Section 9.1 at any time after the TERM. If after termination or expiration, any Party has rights to all confidential information generated under this AGREEMENT, then such Party shall not be restricted in its use of such confidential information.

         9.3 Notwithstanding the foregoing Sections 9.1 and 9.2, any Party is permitted to disclose TECHNOLOGY to which it has COMMERCIALIZATION rights under this AGREEMENT to THIRD PARTIES at its sole discretion under confidentiality under conditions at least as stringent as those in Sections 9.1 and 9.2.

10.      Term and Termination.

         10.1 Duration. The term of this AGREEMENT shall be the TERM as defined in Section 1.15.

         10.2 Termination for Breach. A non-defaulting Party shall have the option, in addition to all other legal and equitable rights and remedies available to it, to terminate this AGREEMENT effective immediately upon the expiration of any applicable cure period, in the event of a "default" by the other Party (as defined below) if written notice of the defaulting activity has been given to the Party in default. Written notice of termination following the providing of written notice of default shall not be a prerequisite to termination. The term "default" shall mean any of the following events:

              (a) failure by SRX, NIMCO or ALTEA to comply with or perform any provision of this AGREEMENT such that it materially adversely affects the other Party's aggregate rights and benefits hereunder, and such default remains uncured for ninety (90) days following written notice of the defaulting activity provided that if the default is cured within such notice period the notice shall become null and void and of no further effect.

         10.3 Termination of SRX MONITORING RIGHTS by SRX. SRX may terminate all its rights and obligations, except confidentiality pursuant to Article 9 and indemnity pursuant to Article 12, to MONITORING TECHNOLOGY under this AGREEMENT at any time by giving NIMCO and/or ALTEA three (3) months prior written notice if before COMMERCIALIZATION of MONITORING TECHNOLOGY and six (6) months prior written notice if after COMMERCIALIZATION of MONITORING TECHNOLOGY of SRX's election to so terminate its rights. SRX may terminate its rights in less than three (3) or six (6) months as the case may be upon receiving written permission from NIMCO and/or ALTEA to do so. For clarification, SRX's termination of its MONITORING RIGHTS pursuant to this Section 10.3 shall not terminate this AGREEMENT.

         10.4 Events Following Termination or Expiration.

              (a) Unless this AGREEMENT is terminated by SRX for default by NIMCO and/or ALTEA pursuant to Section 10.2, upon expiration or termination of this AGREEMENT in accordance with the provisions herein, or revocation or termination of SRX's rights pursuant to Sections 2.6(a) or 10.3, all rights to TECHNOLOGY and JOINT TECHNOLOGY (except for TECHNOLOGY conceived, after the termination of this AGREEMENT, by SRX without benefit of confidential information pursuant to this AGREEMENT), any uses, applications or products encompassing TECHNOLOGY, including JOINT TECHNOLOGY shall become or remain, the exclusive property of ALTEA, except that all rights to LICENSED PATENTS shall become or remain the exclusive property of NIMCO. NIMCO and/or ALTEA shall then have the right to continue or commence the development and/or COMMERCIALIZATION of, with all rights to, any products, uses or applications of TECHNOLOGY whether or not they were developed under this AGREEMENT (except for TECHNOLOGY conceived, after termination of this AGREEMENT by SRX without benefit of confidential information pursuant to this AGREEMENT). All rights and obligations, and all data and documents in relation to such TECHNOLOGY thereto made solely by NIMCO and/or ALTEA, or jointly by ALTEA and SRX, and all improvements thereto shall remain with or revert exclusively to NIMCO and/or ALTEA and may be exploited by NIMCO and/or ALTEA as its unencumbered beneficially owned property, except as stated in 10.4(b) herein.

         If this AGREEMENT is terminated by SRX for default by NIMCO and/or ALTEA pursuant to Section 10.2, upon such termination,

                      (i) all rights to MONITORING TECHNOLOGY (except for MONITORING TECHNOLOGY conceived, after termination of this AGREEMENT, by ALTEA without benefit of confidential information pursuant to this AGREEMENT) in the countries in which SRX has retained its exclusive rights pursuant to Sections 2.6(a) and 7.1 including MONITORING TECHNOLOGY of JOINT TECHNOLOGY, any uses, applications or products encompassing MONITORING TECHNOLOGY, shall become the exclusive property of SRX. In the countries where SRX has non-exclusive rights to MONITORING TECHNOLOGY pursuant to Section 2.6(a)(iii), each Party shall retain their non-exclusive rights. SRX shall then have the right to continue or commence development and/or COMMERCIALIZATION of, with rights (exclusive or non-exclusive, as the case may be) to, any products, uses or applications of such MONITORING TECHNOLOGY, and

                      (ii) all rights to DELIVERY TECHNOLOGY (except for DELIVERY TECHNOLOGY conceived, after termination of this AGREEMENT, by SRX without benefit of confidential information pursuant to this AGREEMENT), including JOINT DELIVERY TECHNOLOGY (or excluding JOINT DELIVERY TECHNOLOGY if SRX has acquired and retained rights to JOINT DELIVERY TECHNOLOGY pursuant to
Section 2.6(b) and (c)) any uses, applications or products encompassing DELIVERY TECHNOLOGY, shall become or remain the exclusive property of ALTEA. ALTEA shall then have the right to continue or commence development and/or COMMERCIALIZATION of, with all rights to, any products, uses or applications of JOINT DELIVERY TECHNOLOGY as well as DELIVERY TECHNOLOGY outside of JOINT DELIVERY TECHNOLOGY.

                  (b) Unless this AGREEMENT is terminated by NIMCO and/or ALTEA for default by SRX pursuant to Section 10.2, if SRX loses its rights to MONITORING TECHNOLOGY pursuant to Sections 2.6(a) or 10.3 prior to COMMERCIALIZATION of MONITORING TECHNOLOGY, then

                      (i) in the case where SRX loses all its rights to MONITORING TECHNOLOGY, NIMCO and/or ALTEA agrees to pay to SRX after such reacquisition of all rights to MONITORING TECHNOLOGY form SRX, an amount (Z) reflective of SRX's and NIMCO and/or ALTEA's relative investment by way of a royalty calculated at a rate which is equal to that defined in Section 3.3(a) herein where;

                          Z=6X-3Y; and

                          X=SRX investment after June 27, 1995
                          directly used by SRX in the development of MONITORING TECHNOLOGY and not subsequently applied to other technologies or projects.

                           Y=NIMCO and/or ALTEA investment after
                           reacquisition of all rights to MONITORING
                           TECHNOLOGY under this AGREEMENT for
                           development of MONITORING TECHNOLOGY,
                           updated annually.

                           Z=Maximum Amount to be paid to SRX as a
                           royalty on NET SALES by NIMCO and/or ALTEA.
                           The calculation of Z shall be updated
                           annually and once the updated amount Z has been paid to SRX pursuant to this Section 10.4(b), NIMCO and/or ALTEA shall have no further obligation to SRX, and

                      (ii) in the case where SRX has lost part of its rights pursuant to Section 2.6(a), Section 10.4(d) shall apply for those countries for which SRX has lost its rights.

                  (c) The provisions of Section 3.0 concerning the payment of royalties and other fees shall continue to bind the Parties if this AGREEMENT expires or is terminated or SRX's MONITORING RIGHTS are limited or terminated for any reason until all payments payable under this AGREEMENT accrued during its TERM or prior to such termination of rights are paid; provided, however, upon expiration or termination of this AGREEMENT or termination of SRX's rights pursuant to Sections 2.6(a) or 10.3,

                      (i) the final minimum payment accrued as described above and payable under paragraph 3.4 and 3.5 shall be due to ALTEA upon the date of termination except if terminated pursuant to section 10.7 and shall be prorated for that portion of the year prior to such termination,

         For Example: If the AGREEMENT or SRX's rights are so terminated on September 30, 1997, the minimum royalty due to ALTEA on September 30, 1997 is __________ and

                      (ii) if this AGREEMENT or SRX's rights to MONITORING TECHNOLOGY are terminated (except if terminated pursuant to Section 10.7) prior to January 1, 1997, SRX agrees to pay to ALTEA the full remaining minimum payment that would have been due for Calendar Year 1996 upon the date of termination.

                  (d) Upon termination or expiration of this AGREEMENT or termination of SRX's or ALTEA's rights to any aspect of MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY, the Party who does not have rights to the field of TECHNOLOGY pursuant to Section 10.4(a) above shall immediately transfer to the other Party (NIMCO and/or ALTEA, or SRX) ownership of, and where possible possession of, all data, documents, including videos, technical, clinical and regulatory data and documents, and submissions and approvals, and as applicable all LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS, JOINT TECHNOLOGY PATENTS, samples, inventory, work-in-progress, products, customer and distribution lists, promotional materials and the like relating to MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY, and where possession is not possible, allow the other Party to cross-reference and make copies of all such data and documents including laboratory notebooks, and the Party not having MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY rights shall take all other steps necessary or useful to enable the other Party to carry out the development and/or marketing or products, uses or applications covered by MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY, as the case may be, in all countries to which that Party has rights to such TECHNOLOGY of the TERRITORY without delay.

         10.5 The expiration or termination of this AGREEMENT shall not affect any rights and obligations of the Parties under this AGREEMENT which are intended by the Parties to survive such termination. Without limiting the generality of the foregoing, the following provisions of this AGREEMENT shall survive expiration or termination hereof: Articles 1 (to the extent definitions apply to termination or expiration events), 5, 6 (to the extent for payments due or accrued prior to termination or expiration) 9, 11, and 12 and Sections 7.1, 7.2, 8.2 (last sentence), 10.4, 10.5, 10.6, 13.3, 13.4 13.7(b), 13.15, Exhibits
B and C and any other Sections that are intended by the Parties to survive expiration or termination. Such expiration or termination shall not prejudice NIMCO and/or ALTEA's rights to any royalties and other sums due hereunder and shall not prejudice any cause of action or claim of NIMCO and/or ALTEA accrued or to accrue on account of any breach or default by SRX. Such expiration or termination shall not prejudice SRX's rights to any royalties and other sums due hereunder and shall not prejudice any cause of action or claim of SRX accrued or to accrue on account of any breach or default by NIMCO and/or ALTEA.

         10.6 Neither Party shall be entitled to any compensation whatsoever as a result of termination or expiration of this AGREEMENT, but without limiting either Party's damages for any breach of this AGREEMENT.

         10.7 SRX shall have the right to terminate this AGREEMENT at any time within four months of the EFFECTIVE DATE, upon written notice if NIMCO does not resolve the dispute with MIT under terms satisfactory to SRX.


11.      Warranties.

         11.1 General. As of the EFFECTIVE DATE, SRX, NIMCO and ALTEA are aware of claims and actions raised by the Massachusetts Institute of Technology (MIT), Robert Langer and Joseph Kost, with respect to the MONITORING TECHNOLOGY. While NIMCO and ALTEA vigorously deny such claims, NIMCO and ALTEA make no warranty that the claims raised by MIT, Robert Langer or Joseph Kost will be found to be invalid. If such claims are found to be valid or a settlement is otherwise reached, the license and rights granted herein, in Article 2, shall be modified in accordance and agreement with the resolution of such claims.

         11.2 NIMCO and ALTEA Representations and Warranties. As of the EFFECTIVE DATE, except as stated in Section 11.1, NIMCO and/or ALTEA warrant and represent to SRX that they are owners of the MONITORING TECHNOLOGY as listed in
Section 1.1, and that they are not aware of any THIRD PARTY claims or rights to MONITORING TECHNOLOGY, except as noted herein.

         11.3 SRX Representation and Warranty. SRX represents that it is fully aware of and has reviewed the claims and actions referenced in Section 11.1, and the LICENSED PATENTS and the EXISTING JOINT TECHNOLOGY PATENTS, and that it is entering into this AGREEMENT with this knowledge. As of the EFFECTIVE DATE, except as stated in Section 11.1, SRX warrants and represents that it is not aware of any THIRD PARTY claims or rights to MONITORING TECHNOLOGY, SRX warrants that it has the full right and authority to enter into this AGREEMENT.

         11.4 NO PARTY MAKES ANY WARRANTY, OTHER THAN AS STATED IN SECTIONS 11.2 AND 11.3, EXPRESS OR IMPLIED, WITH RESPECT TO THE TECHNOLOGY. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EXCEPT FOR DAMAGES ARISING OUT OF BREACH BY THAT PARTY OF THIS AGREEMENT.


12.      Indemnification.

              (a) SRX shall (and shall require its SUBCONTRACTORS to) indemnify, hold harmless, defend NIMCO and ALTEA, their directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents from and against any and all monetary losses including but not limited to any claims (including but not limited to claims for injury to tangible property or the environment, and claims for injury to persons and other product liability claims), legal actions, lawsuits, and the like made or filed by THIRD PARTIES (including but not limited to directors, officers, employees and agents of SRX) against or naming NIMCO and/or ALTEA, their directors, officers, employees, permitted successors and assigns, AFFILIATES; and agents (collectively "NIMCO/ALTEA LOSSES"), and shall pay reasonable attorneys' fees of NIMCO and ALTEA directly connected with such NIMCO/ALTEA LOSSES, relating to any activities undertaken by SRX, its AFFILIATES or SUBCONTRACTORS relating to any aspect of TECHNOLOGY or the subject matter of this AGREEMENT, provided that any activities undertaken by Jonathan Eppstein (JAE) as part of his employment by SRX or its successors or assigns and any activities undertaken by NIMCO or ALTEA or their AFFILIATES or SUBCONTRACTORS with the prior consent of SRX, with prior or subsequent confirmation in writing, shall be deemed to be activities of SRX for the purposes of this indemnity.

              (b) NIMCO and ALTEA shall (and shall require their SUBCONTRACTORS to) indemnify, hold harmless, and defend SRX, its directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents from and against any and all monetary losses including but not limited to any claims (including but not limited to claims for injury to tangible property or the environment, and claims for injury to persons and other product liability claims), legal actions, lawsuits, and the like made or filed by THIRD PARTIES (including but not limited to directors, officers, employees and agents of NIMCO and ALTEA other than JAE in his role as employee of SRX or its successors or assigns) against or naming SRX, its directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents (collectively "SRX LOSSES"), and shall pay reasonable attorneys fees of SRX directly connected with such SRX LOSSES, relating to any activities undertaken after the EFFECTIVE DATE by NIMCO or ALTEA, their AFFILIATES or SUBCONTRACTORS relating to any aspect of TECHNOLOGY or the subject matter of this AGREEMENT, other than as indemnified and defended by SRX pursuant to Sections 12(a) and (c). For purposes of clarification, the agreement of the Parties is that Section 12(a) shall without limiting its generality indemnify and defend NIMCO and ALTEA against all product liability claims arising out of commercialization of TECHNOLOGY by SRX or its AFFILIATES or SUBCONTRACTORS and that Section 12(b) shall without limiting its generality indemnify and defend SRX against all product liability claims arising out of commercialization of TECHNOLOGY by NIMCO or ALTEA or their AFFILIATES or SUBCONTRACTORS through THIRD PARTIES.

              (c) SRX shall (and shall require its SUBCONTRACTORS to) indemnify, hold harmless, and defend NIMCO and ALTEA, their directors, officers, employees, permitted successors and assigns, AFFILIATES, and agents from and against any claims, legal actions, lawsuits and the like made or filed by the Massachusetts Institute of Technology, Ben Gurion University, Robert Langer or Joseph Kost, (the "MIT PARTIES") relating to inventorship, ownership or rights of LICENSED PATENTS made after June 27, 1995 and thereafter during the period that SRX shall have rights to MONITORING TECHNOLOGY, provided NIMCO's and ALTEA's response to any such action is agreed upon with SRX (such agreement to be confirmed in writing), and provided further that in this instance the indemnity shall be limited to payment of damages or other payments to the MIT PARTIES together with reasonable attorneys' fees of NIMCO and ALTEA directly connected with the foregoing and SRX's costs of defense.

              (d) All reasonable expenses paid by SRX in defense and indemnity of NIMCO and/or ALTEA of claims under Section 12(c) shall be subtracted from the amount of payments thereafter due from SRX under Sections
3.4 and 3.5, until paid or this AGREEMENT is terminated or expires, but at a rate no grater than twenty five percent (25%) of any annual payment in excess of fifty thousand dollars ($50,000). Such payments shall be reconciled each quarter not only for that quarter but also for the preceding calendar quarters in that same calendar year.

              (e) In the event of any matter referenced in Section 12(c) in which the Parties do not agree on the course of action in defending NIMCO and/or ALTEA against such claims, if NIMCO and/or ALTEA shall continue such defense on its own, then NIMCO may, at its sole option, delete the relevant LICENSED PATENTS from this AGREEMENT and SRX, its AFFILIATES and SUBCONTRACTORS shall no longer have rights to such LICENSED PATENTS.


13.      Miscellaneous and General.

         13.1 Independent Contractor.

              (a) SRX's relationship to NIMCO and ALTEA hereunder, whether as a licensee, licensor or joint developer, shall be that of an independent contractor only. SRX shall not be the agent of NIMCO or ALTEA and shall have no authority to act for or on behalf of NIMCO or ALTEA in any matter. Persons retained by SRX as employees or agents shall not by reason thereof be deemed to be employees or agents of NIMCO or ALTEA.

              (b) NIMCO or ALTEA's relationship to SRX hereunder, whether as a licensee, licensor or JOINT DEVELOPER, shall be that of an independent contractor only. NIMCO or ALTEA shall not be the agent of SRX and shall have no authority to act for or on behalf of SRX in any matter. Persons retained by NIMCO as employees or agents shall not by reason thereof be deemed to be employees or agents of SRX.

         13.2 Patent Marking. SRX and ALTEA agree to mark the products covered by LICENSED PATENTS, EXISTING JOINT TECHNOLOGY PATENTS and JOINT TECHNOLOGY PATENTS sold in the United States with all applicable United States patent numbers. All products shipped to or sold in other countries shall be to the extent practical marked in such a manner as to conform with the patent laws and practice of the country of sale.

         13.3 Interpretation. In this AGREEMENT, the singular shall include the plural and vice versa, and the word "including" shall be deemed to be followed by the phrase "without limitation."

         13.4 Resolution of Disputes. In the event the Parties have a dispute or claim of any kind arising under this AGREEMENT that they are unable to resolve through direct communications, such dispute shall be resolved through arbitration pursuant to the commercial rules of the American Arbitration Association with one arbitrator chosen by NIMCO and/or ALTEA, one arbitrator chosen by SRX, and the third arbitrator chosen by the proceeding first two arbitrators.

         13.5 No term or condition of this AGREEMENT shall be considered waived unless reduced to writing and duly executed by an officer of the waiving Party. Any waiver by any Party of a breach of any term or condition of this AGREEMENT will not be considered as a waiver of any subsequent breach of this AGREEMENT, of that term or condition or any other term or condition hereof.

         13.6 Neither Party shall be virtue of this AGREEMENT have any power to bind the other to any obligation, nor shall this AGREEMENT create any relationship of agency, partnership or joint venture.

         13.7 Joint Development Activities.

              (a) For so long as (JAE) is employed by SRX and, during the TERM, JAE's activities relating to JOINT DEVELOPMENT shall be allocated to both ALTEA and SRX.

              (b) If any of the terms and conditions of this AGREEMENT are in conflict with any SRX. NIMCO, or ALTEA employment agreement, the terms and conditions of this AGREEMENT shall prevail.

              (c) If any Party finds that any of the terms and conditions
(other than obligations of minimum payments and royalties) prevents that Party from entering into a SUBCONTRACT agreement that is mutually beneficial to all Parties, the Parties shall meet to discuss the situation and attempt to resolve the situation to the mutual benefit of all Parties. If the terms of this AGREEMENT are found to present a substantial barrier to COMMERCIALIZATION of either MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY and this AGREEMENT can be modified without material damage to any Party, while providing equivalent economic benefit to each Party, then the Parties agree to negotiate in good faith to so modify this AGREEMENT to eliminate such barrier to COMMERCIALIZATION to the benefit of all Parties.

         13.8 Legal Compliance. SRX and ALTEA shall comply with all rules and regulations concerning TECHNOLOGY or the sale of any product, use or application thereof, in any country of the TERRITORY in which the Parties, their AFFILIATES or their SUBCONTRACTOR(S) are selling, leasing or otherwise commercially transferring products, uses or applications covered by the TECHNOLOGY, including JOINT TECHNOLOGY.

         13.9 Notices. Any notices required or permitted to be given hereunder shall be in writing in the English language and shall be delivered in person or by Federal Express (or other reputable express courier service documenting proof of receipt) or by telecopy confirmed by a documented proof of receipt as above, to the addresses set forth below. The Parties may change the address at which notice is to be given by giving notice to the other Party as herein provided. All notices shall be deemed effective upon the courier confirmed receipt by the Party to whom it is addressed, or upon personal delivery.

              If to SRX:          Mr. Mark A. Samuels
                                  SpectRx, Inc.
                                  6025A Unity Drive
                                  Norcross, Georgia 30071
                                  Facsimile: (770) 242-8723

              With a copy to:     Dean W. Russell, Esq.
                                  Kilpatrick & Cody
                                  Suite 2800, 1100 Peachtree Street
                                  Atlanta, Georgia 30309-4530
                                  Facsimile: (404) 815-6555

              If to NIMCO:        Dr. Deborah A. Eppstein
                                  Non-Invasive Monitoring Company, Inc.
                                  1675 Emigration Canyon Road
                                  Salt Lake City, Utah 84108
                                  Facsimile: (801) 582-1317

              With a copy to:     Jonathan A. Eppstein
                                  Non-Invasive Monitoring Company, Inc.
                                  12844 Jasmine Court
                                  Atlanta, Georgia 30345
                                  Facsimile: (770) 908-1981
               and a copy to:      Stephen Johnson, Esq.
                                   Kirkland & Ellis
                                   153 East 53rd Street
                                   New York, New York 10022-4675
                                   Facsimile: (212) 446-4900

               If to ALTEA:        Dr. Deborah A. Eppstein
                                   Altea Technologies, Inc.
                                   1675 Emigration Canyon Road
                                   Salt Lake City, Utah 84108
                                   Facsimile: (801) 582-1317

               With a copy to:     Jonathan A. Eppstein
                                   Non-Invasive Monitoring Company, Inc.
                                   2844 Jasmine Court
                                   Atlanta, Georgia 30345
                                   Facsimile: (770) 908-1981

               and a copy to:      Stephen Johnson, Esq.
                                   Kirkland & Ellis
                                   153 East 53rd Street
                                   New York, New York 10022-4675
                                   Facsimile: (212) 446-4900

Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the Party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the Party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

         13.10 Force Majeure. If either Party is prevented from complying, either totally or in party, with any of the terms or provisions of this AGREEMENT, by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the Party liable to perform to the other Party, the requirements of this AGREEMENT or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the Party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the Party prevented from complying shall use its best efforts to remove such disability within thirty
(30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the event no more than five (5) working days from the time of the event. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution. Notwithstanding the foregoing, in the event that a material event of force majeure shall continue for a period of longer than six (6) months, then the Party unaffected by such event may terminate this AGREEMENT by not less than ninety (90) days written notice of termination to the other Party.

         13.11 Assignments and Inurement. Except to the extent otherwise herein provided, no Party shall grant, transfer, convey, or otherwise assign any of its rights to delegate any of its obligations (except in the occurrence of an event as described in Section 1.9(a)(ii) or (iv), for either SRX, NIMCO or ALTEA) as relates to MONITORING TECHNOLOGY or JOINT DELIVERY TECHNOLOGY under this AGREEMENT to a THIRD PARTY without the prior written consent of the other, which consent shall not be unreasonably withheld, provided that such THIRD PARTY has the capability to and agrees to comply with the terms of this AGREEMENT including Section 3.8; as relates to events as described in Section 1.9(a)(ii) and (iv) for either SRX, NIMCO or ALTEA, such Party may assign this AGREEMENT without the consent of the other Parties, provided such THIRD PARTY agrees to comply with the terms of this AGREEMENT including Section 3.8; provided however that the Parties agree that SRX shall not be permitted to partially assign its rights or delegate its obligations under this AGREEMENT. SRX shall be permitted to transfer its rights, hereunder only if it shall transfer all of its rights and obligations hereunder to such THIRD PARTY or AFFILIATE. This AGREEMENT shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto. Notwithstanding the foregoing, any Party shall be permitted to perform this AGREEMENT in whole or in part through its AFFILIATES controlled by such Party, provided that such Party shall be responsible and liable for performance by that AFFILIATE.

         13.12 Entire AGREEMENT. This AGREEMENT supersedes all prior agreements, both verbal and written, between NIMCO and SRX, and between ALTEA and SRX, with respect to the subject matter hereof and constitutes the entire agreement between the Parties with respect to the subject matter hereof, and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the affected Parties hereto.

         13.13 Headings. The section and paragraph headings are for convenience only and are not a part of this AGREEMENT.

         13.14 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this AGREEMENT illegal, invalid or unenforceable. If any provision or portion of any provision of this AGREEMENT not essential to the commercial purpose of this AGREEMENT shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their AGREEMENT with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this AGREEMENT shall be replaced by a valid provision which will implement the commercial purpose, to the extent possible, with similar economic benefits to each of the Parties of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this AGREEMENT is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this AGREEMENT, NIMCO and/or ALTEA or SRX shall have the right to terminate this AGREEMENT and the rights granted herein shall terminate unless the Parties agree to other terms with comparable economic benefit to each Party.

         13.15 Choice of Law. This AGREEMENT is acknowledged to have been made under and shall be construed in accordance with and governed in all respects by the laws of the State of Delaware, United States of America as they apply to contracts made and performed entirely within such state.

                                    EXHIBIT A

          OUTLINE OF RESEARCH PROGRAM FOR JOINT DEVELOPMENT ACTIVITIES

              SRX/ALTEA JOINT DEVELOPMENT PLAN FOR JOINT TECHNOLOGY

                                  MARCH 1, 1996


         This plan presents an outline of the first two years activities for the JOINT DEVELOPMENT program to be executed by SpectRx, Inc. and Altea Technologies, Inc. Whereas this plan is focused on describing the tasks related to developing a system to sample the interstitial fluid, it is to be understood that virtually all of these development activities have direct applications to the enhancement of transdermal delivery capabilities, and while not specifically stated in this outline, a parallel set of activities led by ALTEA in collaboration with SRX will be conducted evaluating the delivery aspects of the work as it progresses.

         For Task Areas:

         - Interstitial Fluid Pumping sub-system, ultrasonic, pneumatic, or otherwise.

         -     Micro-poration sub-system.

         - Selection and development of disposable component and assay sub-system.

         - Clinical testing of prototype systems to establish feasibility of Interstitial Fluid Harvesting techniques, laboratory quantitation of Interstitial Fluid glucose levels and correlation to blood glucose levels.

         For each of these efforts, a basic plan has been outlined based on the current level of understanding of problems and risks associated with each different area of activity. This is presented below with a brief option of the specific task.

         If pumping sub-system, Ultrasonic

         1.1.1 Assemble an ultra-sonic in vitro test bed.

         1.1.2 Based on integration discussions with the other subsystem development teams, refine the design for the ultrasonic subsystem.

         1.1.7 Fabricate prototypes of ultrasonic subsystem design.



                                   Exhibit A-1

         If pumping sub-system, Mechanical

         2.1 Survey and evaluate different forms of mechanical pumps possibly applicable to the system, i.e. suction, vibrator, etc . . .

         If Micro-poration sub-system, Optical

         2.1.1 Build evaluation test cell to candidate the relative performance of the different candidate approaches and wavelengths.

         2.1.2 Based on integration discussions with the other subsystem development teams, refine the design for the micro-poration subsystem to be compatible with the developing overall system design.

         2.1.3 Fabricate and test prototype micro-poration subsystems.

         Section and development of disposable component and assay sub-system

         3.1 Identify and if appropriate form development partnership with existing bio-sensor or other quantitation technology manufacturer.

         3.2 In cooperation with the bio-sensor/quantitation technology development partner, evaluate the requirements for a custom designed bio-sensor/quantitation technology for this application re: volume of interstitial fluid needed, packaging considerations, method of interface to the reading mechanism, etc. . . .

         3.3 Working with the system integration development team, build the final design sensor/disposable subsystem design prototype, test, and integrate into the total system.

         Clinical testing

         4.1 Clinical testing of ALPHA PROTOTYPE systems to establish feasibility of Interstitial Fluid Harvesting techniques, laboratory quantitation of Interstitial Fluid glucose levels and correlation to blood glucose levels.

         4.2 Clinical testing of PROTOTYPE PRODUCTION UNIT to establish correlation between Interstitial Fluid glucose levels and blood glucose levels.


                                   Exhibit A-2

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE


To:      SPECTRX, INC.
         (Company Name)

         1. The undersigned hereby:

                  [ ] elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full; or

                  [ ] elects to exercise its net insurance rights pursuant to Section 3.2 of the attached Warrant with respect to __________ shares of Common Stock.

         2. Please have a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                              --------------------------------------
                                              (Name)

                              --------------------------------------
                                             (Address)

                              --------------------------------------
                                             (Address)


         3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


---------------------------------
              (Date)

                                            ------------------------------------
                                                        (Signature)


                                  Exhibit A1-1

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE


To:      SPECTRX, INC.
         (Company Name)

         1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S-___, filed on __________, 19___, the undersigned hereby:

                  [ ] elects to purchase __________ shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant; or

                  [ ] elects to exercise its net issuance rights pursuant to Section 3.2 of the attached Warrant with respect to __________ shares of Common Stock.

         2. Please deliver to the custodian for the selling stockholders a stock certificate representing such __________ shares.

         3. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $__________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



---------------------------------
              (Date)

                                            ------------------------------------
                                                        (Signature)


                                  Exhibit A2-1

                                   APPENDIX I

                              ADJUSTMENT PROVISIONS


         1. Capitalized Terms. Capitalized terms used in this Appendix I that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant, dated as of January ___, 1996, to which this Appendix I is attached, if therein defined.

         2. Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant providing that the holder(s) of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder(s) of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Appendix I. The provisions of this Section 2 shall similarly apply to successive reclassifications, changes, mergers and transfers.

         3. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

         4. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

         5. Other Distributions. In the event the Company shall declare a dividend or distribution payable in cash, securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Section 2, 3 or 4 of this Appendix I, then, in each such case, provision shall be made by the Company such that the holder(s) of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder(s) of the Shares as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution.

         6. Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions thereof, the Company shall within thirty (30) days of such adjustment deliver a certificate


                                  Appendix I-1
signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.




                                  Appendix I-2

                                    EXHIBIT D

               AGREEMENT BETWEEN THERATECH, INC., NIMCO, AND ALTEA




                                   Exhibit D-1

                                    EXHIBIT E

                  AGREEMENT BETWEEN THERATECH, ALTEA, AND NIMCO


         This Agreement is made as of the 22nd day of February, 1996, (Effective
Date) by and between TheraTech, Inc. (THERATECH), a Delaware Corporation having its principal offices at 417 Wakara Way, Salt Lake City, Utah, 84108, and both Non-Invasive Monitoring Company, Inc. (NIMCO) and Altea Technologies, Inc. (Altea), both Delaware Corporations having their registered offices at 2844 Jasmine Court, Atlanta, Georgia 30345 (each a "Party," collectively the "Parties").

         WHEREAS, ALTEA is the owner of and has rights to certain MONITORING TECHNOLOGY and DELIVERY TECHNOLOGY (as defined hereinafter),

         WHEREAS, NIMCO is the owner of and has rights to certain MONITORING TECHNOLOGY (as defined hereinafter),

         WHEREAS, NIMCO and ALTEA may enter into a licensing agreement for such MONITORING TECHNOLOGY with SpectRx, Inc., (SRX),

         WHEREAS, THERATECH is in the business of pharmaceutical drug delivery, including transdermal drug delivery,

         WHEREAS, THERATECH and ALTEA wish to enter into an agreement ("Agreement") whereby ALTEA will offer DELIVERY TECHNOLOGY to THERATECH and THERATECH may choose to license such.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree to be bound by the following terms and conditions:

         1.       Definitions

                  1.1 "TECHNOLOGY" means technology (including uses, applications and products) relating to transdermal/intradermal transport, migration, and/or movement of substances utilizing microporation, ultrasound, chemical and physical enhancers, and heat, including but not limited to optical, mechanical, hydraulic, pneumatic, thermal, chemical, electrical, and/or ultrasound mediated or assisted permeation, poration and/or migration, but shall not include technology meeting the terms of this definition which is in the public domain and/or belongs to third parties.

                  1.2 "DELIVERY TECHNOLOGY" means TECHNOLOGY that is useful in transdermal/intradermal delivery of substances into a living organism including, but not limited to, human beings for drug substances (but not tattoos), which ALTEA owns with the right to license pursuant to this Agreement.


                                   Exhibit E-1

                  1.3 "MONITORING TECHNOLOGY" means TECHNOLOGY that is useful in transdermal/intradermal monitoring, detection, sampling, measuring, and/or qualification of substances from within a living organism ("ANALYTES"), including but not limited to human beings.

         2.       Offer

                  2.1 (a) ALTEA'S rights to DELIVERY TECHNOLOGY shall be offered to THERATECH on a worldwide basis prior to being offered to third parties or prior to commercialization by ALTEA. Such offer of rights and subsequent license agreement will include diligence criteria for development and commercialization of such DELIVERY TECHNOLOGY. If applicable to a particular DELIVERY TECHNOLOGY, and if NIMCO and ALTEA so license MONITORING TECHNOLOGY to SRX, THERATECH shall agree to work in collaboration with SRX, upon commercially reasonable terms on a "closed loop" insulin delivery/glucose monitoring system if such DELIVERY TECHNOLOGY and the MONITORING TECHNOLOGY so licensed to SRX make such "closed loop" system technically feasible within five years of a license agreement between THERATECH and ALTEA.

                      (b)       (i)  THERATECH wishes to license such
DELIVERY TECHNOLOGY, THERATECH shall so notify ALTEA within 30 days after ALTEA's offer and ALTEA and THERATECH shall negotiate in good faith the terms for such a license agreement, and if the essential terms of such agreement are not agreed upon within 90 days after the initial offer by ALTEA, and if the final agreement is not concluded within 180 days after the initial offer by THERATECH, or

                                (ii) THERATECH declines the offer or does
not notify ALTEA of its interest pursuant to Section 2.1(b)(i) above, to negotiate such terms and license agreement for DELIVERY TECHNOLOGY within 30 days after ALTEA's offer.

                                then ALTEA shall have no further obligation to THERATECH or its Affiliates with respect to such DELIVERY TECHNOLOGY, except as provided in Section 2.2 below.

                  2.2 If after THERATECH has turned down such DELIVERY TECHNOLOGY, ALTEA makes material improvements or enhancements or new inventions to such DELIVERY TECHNOLOGY (as encompassed in new disclosures, patent applications, or patents) and the DELIVERY TECHNOLOGY that was previously offered and was subsequently turned down by THERATECH has not yet been licensed to (or has not become the subject of contractual negotiations as expressed in written draft of basic terms and conditions by ALTEA with) third parties, then ALTEA shall re-offer such DELIVERY TECHNOLOGY, including such improvements and enhancements thereto, to THERATECH pursuant to Section 2.1 above. This re-offer of rights described in this Section 2.2 shall only be required to be made one time by ALTEA to THERATECH; after that, ALTEA shall be free of any obligation to offer such existing or future DELIVERY TECHNOLOGY or improvements or enhancements thereto to THERATECH, and ALTEA may offer such DELIVERY TECHNOLOGY to third parties and/or develop it itself at its sole option.



                                   Exhibit E-2

            2.3 MONITORING TECHNOLOGY is excluded from this offer to THERATECH. THERATECH has no claim to MONITORING TECHNOLOGY, although THERATECH may enter into collaborative and/or commercial agreements with NIMCO or ALTEA and their subcontractors as relates to THERATECH's chemical enhancer systems in conjunction with MONITORING TECHNOLOGY.

            2.4 Pursuant to Section 2.1 above, the Parties acknowledge that rights to U.S. Patent 5,445,611 were offered to THERATECH and subsequently declined by THERATECH in 1994, with the understanding as described in Section
2.1 above. THERATECH is aware of the claim Massachusetts Institute of Technology, Robert Langer, Joseph Kost, and Ben Gurion University have raised against NIMCO and U.S. Patent No. 5,458,140 on MONITORING TECHNOLOGY. Although NIMCO and ALTEA vigorously deny such claims, they make no warranty that the above-mentioned parties will not raise other claims of ownership to U.S. Patent 5,445,611, and if THERATECH so licenses such patent #5,445,611, THERATECH shall assume full responsibility and cost of defending such patent and defending and indemnifying NIMCO and ALTEA and their officers, directors, employees, successors, permitted assignees, Affiliates, and agents from any Losses arising from such claims.

         3. Term

            3.1 This Agreement shall be in effect from the Effective Date until the last to expire of patents to which ALTEA has rights containing a claim not adjudicated invalid by a competent court or administrative body that covers a use, application, or product of DELIVERY TECHNOLOGY, unless terminated earlier pursuant to Section 3.2 or 3.3.

            3.2 If THERATECH has not licensed such DELIVERY TECHNOLOGY as offered by ALTEA by December 1, 2003, this Agreement shall terminate and ALTEA shall have no further obligations to THERATECH.

            3.3 Either Party may terminate this Agreement for material breach by the other Party, provided a written notice of default has been given to the Party in default, and the default is not cured within a 90 day period If the default is cured within such notice period, the notice shall become null and void and of no further effect.

         4. Dispute Resolution. In the event the Parties have a dispute or claim of any kind arising under this Agreement that they are unable to resolve through direct communication, such dispute shall be resolved through arbitration pursuant to the commercial rules of the American Arbitration Association with one arbitrator chosen by ALTEA, one arbitrator chosen by THERATECH, and the third arbitrator chosen by the proceeding first two arbitrators, such arbitration to take place in Salt Lake City, Utah, unless agreed upon otherwise.

         5. General

                  5.1 Choice of Law. This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the state of Delaware, United States of America.


                                   Exhibit E-3

                  5.2 Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the Party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the Party prevented from complying shall use its best efforts to remove such disability within thirty
(30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the event not more than five (5) working days from the time of the event. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. Notwithstanding the foregoing, in the event that a material event of force majeure shall continue for a period of longer than six (6) months, then the Party unaffected by such event may terminate this Agreement by not less than ninety (90) days written notice of termination to the other Party.

                  5.3 Assignments and Inurement. Neither Party shall grant transfer, convey or otherwise assign any of its rights or delegate any of its obligation as relates to this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assign of the Parties hereto. Notwithstanding the foregoing, either Party shall be permitted to perform the Agreement in whole or in part through its Affiliates (i.e., an entity of which that Party has, directly or indirectly, at least fifty
(50) percent ownership of or the power to direct the voting activities of 50% or more of the voting stock of such entity), provided that such Party shall be responsible and liable for performance by that Affiliate.

                  5.4 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to the subject matter hereof and constitutes the entire agreement between the Parties with respect to the subject matter hereof, and shall not be modified, amended or terminated except as provided or except by another agreement in writing executed by the Parties hereto.

                  5.5 Notices. Any notices required or permitted to be given hereunder shall be in writing in the English language and shall be delivered in person or by Federal Express (or other reputable express courier service documenting proof of receipt) or by telecopy confirmed by a documented proof of receipt as above, to the addresses set forth below. The Parties may change the address at which notice is to be given by giving notice to the other Party as herein provided. All notices shall be deemed effective upon the courier confirmed receipt by the Party to who it is addressed or upon delivery in person.



                                   Exhibit E-4

                           If to THERATECH:

                                    President
                                    TheraTech, Inc.
                                    417 Wakara Way
                                    Salt Lake City, UT  84108
                                    Phone:  (801) 588-6200
                                    Fax:    (801) 583-0050

                           with a copy to:

                                    Chief Financial Officer
                                    TheraTech, Inc.
                                    417 Wakara Way
                                    Salt Lake City, UT  84108
                                    Phone:  (801) 588-6200
                                    Fax:    (801) 583-0050

                           If to NIMCO:

                                    Dr. Deborah A. Eppstein
                                    Non-Invasive Monitoring Company, Inc.
                                    1675 Emigration Canyon Road
                                    Salt Lake City, UT  84108
                                    Phone:  (801) 582-1317
                                    Fax:    (801) 582-1317

                           If to ALTEA:

                                    Dr. Deborah A. Eppstein
                                    Altea Technologies, Inc.
                                    1675 Emigration Canyon Road
                                    Salt Lake City, UT  84108
                                    Phone:  (801) 582-1317
                                    Fax:    (801) 582-1317

                           with a copy to:

                                    Jonathan A. Eppstein
                                    Altea Technologies, Inc.
                                    2844 Jasmine Court
                                    Atlanta, Georgia  30345
                                    Phone:  (770) 908-1981
                                    Fax:    (770) 908-1981


                                   Exhibit E-5

         IN WITNESS WHEREOF, the Parties have hereunto signed this Agreement with the Effective Date hereto before referenced to:

TheraTech, Inc.                         Altea Technologies, Inc.


/s/ Dinesh C. Patel                     /s/ Deborah A. Eppstein
----------------------------------      ---------------------------------------
Dinesh C. Patel                         Deborah A. Eppstein
President and CEO                       President and CEO

                                        Non-Invasive Monitoring Company, Inc.


                                        /s/ Deborah A. Eppstein
                                        ---------------------------------------
                                        Deborah A. Eppstein
                                        President and CEO


                                   Exhibit E-6

                                   APPENDIX 2

                                  PATENT RIGHTS

          (AS LIMITED TO THE FIELD AND EXCLUDING DELIVERY APPLICATIONS)

         1. New International (PCT) Application, filed August 29, 1996, TNW File #T4345, entitled "Microporation of Human Skin for Drug Delivery and Monitoring Applications"

         2. United States Patent No. 5,458,140 issued October 17, 1995, entitled "Enhancement of Transdermal Monitoring Applications with Ultrasound and Chemical Enhancers" and any reissuances Thereof

         3. Divisional Application, Serial No. 08/465,874, filed June 6, 1995 and any patent issuances or reissuances Thereof, TNW File #1214DIV

         4. United States Patent CIP Application, Serial No. 08/520,547, filed August 29, 1995, TNW File #T1214CIP

         5. Application relating to Optical Poration filed in the United States Patent Office on October 30, 1995, TNW File #T3491

         6. Application relating to Mechanical Poration, TNW File #T3621




                                  Appendix 2-7